Exhibit 10.1



                 SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED
                        SENIOR REVOLVING CREDIT AGREEMENT


     This SIXTH AMENDMENT TO SECOND AMENDED AND RESTATED SENIOR REVOLVING CREDIT AGREEMENT (the "Amendment") is made as of the 29th day of March, 2005, by and among ENESCO GROUP, INC., an Illinois corporation (the "Borrower"), the Borrowing Subsidiaries that may from time to time become a party to the Second Amended and Restated Senior Revolving Credit Agreement, the Lenders, and FLEET NATIONAL BANK, a national banking association, as Agent.

                                    RECITALS

     The Borrower, the Borrowing Subsidiaries, the Lenders and the Agent are parties to a certain Second Amended and Restated Senior Revolving Credit Agreement dated as of June 16, 2003, as amended by a First Amendment dated as of March 5, 2004; a Second Amendment dated as of August 10, 2004; a Third Amendment dated as of November 2, 2004; a Fourth Amendment dated as of November 22, 2004; and a Fifth Amendment dated as of January 28, 2005, as amended by a letter agreement dated as of February 7, 2005 (as the same may be further amended or restated from time to time, collectively, the "Credit Agreement"), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit facilities available to the Borrower and the Borrowing Subsidiaries including those evidenced by the Notes executed and delivered pursuant to the Credit Agreement. The parties hereto have agreed to further modify the Credit Agreement as set forth herein. All capitalized terms used herein and not otherwise defined herein shall have their meanings as defined in the Credit Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Upon satisfaction in full, on or prior to March 31, 2005, of the conditions precedent set forth in Section 2 below, the Credit Agreement is amended as follows:

     (a) The following definition for the term "Applicable Percentage" is added in alphabetical order to ARTICLE I:

     "Applicable Percentage" means, with respect to the participation of each Lender in Letters of Credit and Bankers' Acceptances, 40% with respect to LaSalle Bank National Association and 60% with respect to Fleet National Bank.


     (b) The definition of "Borrowing Capacity" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

     "Borrowing Capacity" means the lesser of:

     (x) the Maximum Borrowing Amount, and
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     (y) the sum of (i) eighty-five percent (85%) of Consolidated Accounts
Receivable of the Borrower which are not Ineligible Accounts, (ii) the lesser of
(A) thirty-three and two-tenths percent (33.2%) of the Eligible Inventory of the Borrower, and (B) $11,000,000, and (iii) seventy percent (70%) of the appraised fair market value of the real estate owned by the Borrower on the Sixth Amendment Date and located in Itasca, Illinois, such appraised fair market value to be determined by the Agent based on an appraisal (or, if updated by the Agent in its sole discretion from time to time, the most recent appraisal) in form and substance, and by an appraiser, acceptable to the Agent in its sole discretion.

     (c) The definition of "Commitment" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

     "Commitment" means the obligations of each Lender, subject to Borrowing Capacity, to make Advances not exceeding the aggregate principal amount (or, with respect to Letters of Credit and Bankers Acceptances, face amount) outstanding at any time as set forth below, or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to
Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof:

     Between Sixth Amendment Date and May 31, 2005:

     Fleet National Bank                       LaSalle Bank National Association

     $25,800,000 Loans                         $17,200,000 Loans
     $ 4,200,000 L/C and B/A Facility          $ 2,800,000 L/C and B/A Facility

     Between June 1, 2005 and June 30, 2005:

     Fleet National Bank                       LaSalle Bank National Association

     $28,800,000 Loans                         $19,200,000 Loans
     $ 4,200,000 L/C and B/A Facility          $ 2,800,000 L/C and B/A Facility

     Between July 1, 2005 and July 31, 2005:

     Fleet National Bank                       LaSalle Bank National Association

     $31,800,000 Loans                         $21,200,000 Loans
     $ 4,200,000 L/C and B/A Facility          $ 2,800,000 L/C and B/A Facility

                                       2
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     Between August 1, 2005 and September 30, 2005:

     Fleet National Bank                       LaSalle Bank National Association

     $34,800,000 Loans                         $23,200,000 Loans
     $ 4,200,000 L/C and B/A Facility          $ 2,800,000 L/C and B/A Facility

     Between October 1, 2005 and October 31, 2005:

     Fleet National Bank                       LaSalle Bank National Association

     $37,800,000 Loans                         $25,200,000 Loans
     $ 4,200,000 L/C and B/A Facility          $ 2,800,000 L/C and B/A Facility

     Between November 1, 2005 and January 1, 2006:

     Fleet National Bank                       LaSalle Bank National Association

     $34,800,000 Loans                         $23,200,000 Loans
     $ 4,200,000 L/C and B/A Facility          $ 2,800,000 L/C and B/A Facility

     (d) The following definition for the term "Consolidated Tangible Net Worth" is added in alphabetical order to ARTICLE I:

     "Consolidated Tangible Net Worth" means the result of (a) Consolidated Net Worth, minus (b) the sum of (i) the total book value of all assets of the Borrower and its Subsidiaries properly classified as intangible assets under Agreement Accounting Principles, including without limitation such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus (ii) all amounts representing any write-up in the book value of any assets of the Borrower or its Subsidiaries resulting from a revaluation thereof.

     (e) Clause (x) of the definition of "Eligible Inventory" which appears in
ARTICLE I is amended and restated in its entirety to read as follows:

     (x) (i) it is not Precious Moments Inventory which is produced and sold pursuant to the Borrower's license agreement with Precious Moments, Inc. and United Media, and (ii) it is not any other Inventory which has been produced or is being sold pursuant to a license agreement, unless the license agreement referred to in this clause (ii) is in form and substance acceptable to the Agent and the licensor has entered into an agreement with the Agent in form and substance satisfactory to the Agent which provides, among other things, for the Agent to have the right, if the Agent obtains possession of such inventory, to sell the licensed inventory for a period of time, and on terms and conditions, acceptable to the Agent, provided that clause (ii) of this clause (x) shall not take effect until April 30, 2005;

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

     (f) The definition of "Facility Termination Date" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

     "Facility Termination Date" means January 1, 2006.

     (g) The definition of "Maximum Borrowing Amount" which appears in ARTICLE I is deleted in its entirety and replaced with the following:

     "Maximum Borrowing Amount" means (a) between the Sixth Amendment Date and May 31, 2005, $43,000,000 for Loans (excluding Letters of Credit and Bankers Acceptances) and $7,000,000 for Letters of Credit and Bankers Acceptances; (b) between June 1, 2005 and June 30, 2005, $48,000,000 for Loans (excluding Letters of Credit and Bankers Acceptances) and $7,000,000 for Letters of Credit and Bankers Acceptances; (c) between July 1, 2005 and July 31, 2005, $53,000,000 for Loans (excluding Letters of Credit and Bankers Acceptances) and $7,000,000 for Letters of Credit and Bankers Acceptances; (d) between August 1, 2005 and September 30, 2005, $58,000,000 for Loans (excluding Letters of Credit and Bankers Acceptances) and $7,000,000 for Letters of Credit and Bankers Acceptances; (e) between October 1, 2005 and October 31, 2005, $63,000,000 for Loans (excluding Letters of Credit and Bankers Acceptances) and $7,000,000 for Letters of Credit and Bankers Acceptances; and (f) between November 1, 2005 and January 1, 2006, $58,000,000 for Loans (excluding Letters of Credit and Bankers Acceptances) and $7,000,000 for Letters of Credit and Bankers Acceptances.

     (h) The following definition for the term "Sixth Amendment Date" is added in alphabetical order to ARTICLE I:

     "Sixth Amendment Date" means the date that the Sixth Amendment to this Agreement takes effect.

     (i) The sentence added to the end of Section 2.10 pursuant to the Fifth Amendment to this Agreement is deleted.

     (j) The following paragraphs (f) and (g) are added to the end of Section 2.15:

     (f) By the issuance of a Letter of Credit or Bankers Acceptance (or an amendment to a Letter of Credit or Bankers Acceptance increasing the amount thereof) by the Issuing Bank, and without any further action on the part of the Issuing Bank, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit or Bankers Acceptance equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit or paid on such Bankers Acceptance. For the avoidance of doubt, this subsection (f) and subsection (g) of this Section 2.15 apply to Letters of Credit and Bankers Acceptances (and each Lender agrees to acquire a participation interest in each Letter of Credit and Bankers Acceptance) regardless of whether they were issued prior to, on or after the Sixth Amendment Date. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each payment made by the Issuing Bank pursuant to a Letter of Credit or Bankers Acceptance and not reimbursed by the Borrower on the date due as provided in paragraph (a)(i) of this Section 2.15, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender's unconditional agreement herein to pay to the Issuing Bank such Lender's Applicable Percentage of each payment made by the Issuing Bank pursuant to a Letter of Credit or Bankers Acceptance shall remain in effect, and continue to be an obligation of each Lender to the Issuing Bank, regardless of whether an Event of Default is continuing hereunder, or the conditions for the Borrower to receive Loans or Letters of Credit hereunder have been satisfied, or any other reason or condition.

     (g) If the Borrower does not pay on the due date thereof any amount payable pursuant to clause (a)(i) of this Section 2.15, the Agent shall notify each Lender of the applicable amount that is owed and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Agent its Applicable Percentage of the unreimbursed portion of such amount, together with an amount equal to the product of (i) the average, computed for the period referred to in clause (iii) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (ii) the amount payable by such Lender pursuant to this Section 2.15, times (iii) a fraction, the numerator of which is the number of days that elapse from and including the date the Issuing Bank made the payment on the Letter of Credit or Bankers Acceptance to the date on which such Lender paid such amount pursuant to this paragraph, and the denominator of which is 365. The responsibility of the Issuing Bank to the Borrower and the Lenders shall be only to determine that the documents (including each draft) delivered under each Letter of Credit or Bankers Acceptance shall be in conformity in all material respects with such Letter of Credit or Bankers Acceptance and the Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Any payment made by a Lender pursuant to this Section 2.15 to purchase a participation interest in any payment made on a Letter of Credit or Bankers Acceptance shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such amount.

     (k) Section 2.24 is amended and restated in its entirety to read as follows:

     2.24 Usage Fee and Extension Fees. In addition to the Facility Fee, Commitment Fee, and all other amounts payable hereunder, the Borrower shall pay to the Agent for the account of each Lender, (a) on the first Business Day in each month, commencing on February 1, 2005 and continuing until the Facility Termination Date, a fee in the amount of 0.10% (10 basis points) of the highest amount of Loans that were outstanding on any day in the immediately preceding month, (b) on May 16, 2005, a fee in the amount of $700,000, (c) on June 30, 2005, a fee in the amount of $700,000, and (d) on the date that the Obligations are paid in full and the Commitment hereunder is terminated, a fee in the amount of $1,750,000, provided that, (i) the fee payable under clause (b) of this paragraph will be waived by the Lenders if, prior to May 16, 2005, the Obligations are paid in full and all Letters of Credit and Bankers Acceptances expire, are returned to the Agent for cancellation or are secured with cash collateral in a manner satisfactory to the Agent (except that such return and such cash collateral will not be required if the Obligations are paid in full with the proceeds of a refinancing as to which Fleet National Bank is one of the parties that may issue letters of credit thereunder) and the Commitment hereunder is terminated, (ii) the fee payable under clause (c) of this paragraph will be waived by the Lenders if, prior to June 30, 2005, the Obligations are paid in full and all Letters of Credit and Bankers Acceptances expire, are returned to the Agent for cancellation or are secured with cash collateral in a manner satisfactory to the Agent (except that such return and such cash collateral will not be required if the Obligations are paid in full with the proceeds of a refinancing as to which Fleet National Bank is one of the parties that may issue letters of credit thereunder) and the Commitment hereunder is terminated, and (iii) the fee payable under clause (d) of this paragraph will be waived by the Lenders if, prior to the Facility Termination Date, all Letters of Credit and Bankers Acceptances expire, are returned to the Agent for cancellation or are secured with cash collateral in a manner satisfactory to the Agent (except that such return and such cash collateral will not be required if the Obligations are paid in full with the proceeds of a refinancing as to which Fleet National Bank is one of the parties that may issue letters of credit thereunder) and the Commitment hereunder is terminated and the Obligations are paid in full in cash with the proceeds from a refinancing provided by lenders that include the Agent or an affiliate of the Agent, it being understood that nothing herein is intended to or shall constitute a commitment by the Agent or any affiliate of the Agent to provide any such financing and that any such subsequent financing by the Agent or any affiliate of the Agent shall be provided solely in such Person's sole and absolute discretion or in accordance with any binding commitment letter that may (but need not) be hereafter issued by any such Person.

     (l) Section 6.12.1 is amended and restated in its entirety to read as follows:

     6.12.1 Ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth. The Borrower and its Subsidiaries shall maintain a ratio of Consolidated Indebtedness to Consolidated Tangible Net Worth that is less than or equal to
2.25 to 1.00 at all times.

     (m) Section 6.12.3 is amended and restated in its entirety to read as follows:

     6.12.3 Minimum EBITDA. The Borrower and its Subsidiaries shall have consolidated EBITDA for the period commencing on January 1, 2005 and ending on the last day of each of the following months that is not less than (i.e. shall not be negative by more than) the following amounts: ($9,400,000) through March 31, 2005; ($9,900,000) through April 30, 2005; ($9,450,000) through May 31,
2005; ($8,225,000) through June 30, 2005; ($7,475,000) through July 31, 2005;
($3,450,000) through August 31, 2005; ($5,700,000) through September 30, 2005;
($3,250,000) through October 31, 2005; ($1,850,000) through November 30, 2005;
and ($2,850,000) through December 31, 2005.

     (n) Section 6.12.7 is amended and restated in its entirety to read as follows:

     6.12.7 Capital Expenditures. During the period commencing on January 1, 2005 and ending on the last day of each of the following months, the Borrower and its Subsidiaries shall not make cumulative capital expenditures (including Capitalized Lease Obligations incurred during such period, whether or not payable in such period) of more than the following amounts in the aggregate:
$2,000,000 through March 31, 2005; $2,500,000 through April 30, 2005; $3,000,000 through May 31, 2005; $3,500,000 through June 30, 2005; $4,000,000 through July
31, 2005; $4,500,000 through August 31, 2005; $5,250,000 through September 30,
2005; $5,750,000 through October 31, 2005; $6,250,000 through November 30, 2005;
and $6,750,000 through December 31, 2005.


     (o) The following Section 6.22 is added after Section 6.21:

     6.22 Mortgage Modification. On or before April 10, 2005, the Borrower shall
(a) execute and deliver to the Agent a modification of the Mortgage in form and substance acceptable to the Agent, which modification will reflect the changes made to the Commitments by the Sixth Amendment hereto, and (b) cause to be delivered to the Agent a title insurance endorsement insuring that the Mortgage continues to be valid and enforceable after the recording of such mortgage modification, with the same priority that it had prior to the execution of the Sixth Amendment hereto.


     (p) The form of Exhibit C-1 is deleted in its entirety and replaced with Exhibit C-1 attached to this Amendment.

     2. The amendments set forth in Section 1 hereof shall become effective as of the date that the following conditions shall have been satisfied (the date that such amendments take effect being the "Amendment Effective Date"), provided, however, that the amendments set forth in Section 1 hereof shall not take effect unless such conditions have been satisfied on or before March 31, 2005.

     (a) The Lenders shall have executed this Amendment and shall have received a copy of this Amendment duly executed by the Borrower, the Borrowing Subsidiaries and the Guarantors.

     (b) The Borrower shall have paid to counsel for the Agent the amount of reasonable fees and disbursements owed to such counsel in connection with the Credit Agreement, this Agreement and matters related hereto and thereto, and the Borrower shall have paid the fees and disbursements owed to any consultants retained by the Agent in connection with the Credit Agreement and the Loans.

     3. Except as amended, modified or supplemented by this Amendment, all of the terms, conditions, covenants, provisions, representations, warranties and conditions of the Credit Agreement shall remain in full force and effect and are hereby acknowledged, ratified, confirmed and continued as if fully restated hereby.

     4. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof or contained in the Credit Agreement.

     5. It is the intention of the parties hereto that this Amendment shall not constitute a novation and shall in no way adversely affect or impair performance of the obligations of the Borrower under the Credit Agreement.

     6. Regardless of whether the conditions in Section 2 hereof are satisfied and whether or not the amendments in Section 1, the Borrower hereby confirms and ratifies the Obligations incurred by it and the Borrowing Subsidiaries under the Credit Agreement and the other Loan Documents, and acknowledges that the Borrower has no defense, offset, counterclaim, or right of recoupment against the Agent or any Lender with respect to any of such Obligations or any other matter.

     7. This Amendment is to be governed and construed in accordance with the laws of the Commonwealth of Massachusetts (without regard to it conflict of laws or choice of law principles).

     8. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties thereto may execute this Agreement by signing any such counterpart. This Amendment shall be effective when it has been executed by the Borrower, each of the Borrowing Subsidiaries, the Guarantors, the Agent and the each of the Lenders.


                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the foregoing has been executed as an instrument under seal as of the date first above written.

                              ENSESCO GROUP, INC.


                              By:      /s/ Cynthia Passmore-McLaughlin
                                       -------------------------------
                              Name:    Cynthia Passmore-McLaughlin
                              Title:   President & CEO


                              By:      /s/ Paula E. Manley
                                       ------------------------------
                              Name:    Paula E. Manley
                              Title:   Chief Financial Officer

                              FLEET NATIONAL BANK


                              By:      /s/ C. Christopher Smith
                                       -----------------------------
                              Name:    C. Christopher Smith
                              Title:   Senior Vice President

                              LASALLE BANK NATIONAL
                              ASSOCIATION


                              By:      /s/ Hollis J. Griffin
                                       -----------------------------
                              Name:    Hollis J. Griffin
                              Title:   First Vice President
Acknowledged and agreed to:
Guarantor                     ENESCO INTERNATIONAL LTD.


                              By:      /s/ Charles E. Sanders
                                       ------------------------
                              Name:    Charles E . Sanders
                              Title:   Treasurer

Acknowledged and agreed to:
(Borrowing Subsidiaries)
                              ENESCO INTERNATIONAL (H.K.)
                              LIMITED


                              By:      /s/ Charles E. Sanders
                                       ---------------------------
                              Name:    Charles E. Sanders
                              Title:   Director

                              GREGG MANUFACTURING, INC.


                              By:      /s/ Charles E. Sanders
                                       ---------------------------
                              Name:    Charles E. Sanders
                              Title:   Chief Financial Officer & Treasurer

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